Exhibit 3.18

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

CAESARS OCTAVIUS, LLC

A Delaware limited liability company

Dated as of October 11, 2013

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

CAESARS OCTAVIUS, LLC

Organized Under the Laws of the State of Delaware

This AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of Caesars Octavius, LLC, a Delaware limited liability company (the “Company”) dated as of October 11, 2013 (the “Effective Date”), is made by Octavius Linq Holding Co., LLC, a Delaware limited liability company (the “Initial Member”) and Octavius/Linq Intermediate Holding, LLC, a Delaware limited liability company (the “Member”).

Preliminary Statement

WHEREAS, the Company has been heretofore formed as a limited liability company under the Delaware Act (as defined below) pursuant to the Certificate of Formation which was executed and filed with the Secretary of State of the State of Delaware on March 29, 2011;

WHEREAS, the Initial Member, as the sole initial member of the Company, entered into the Operating Agreement of the Company, dated as of March 29, 2011 (as amended from time to time, the “Initial Operating Agreement”);

WHEREAS, pursuant to the Transaction Agreement, dated as of October 11, 2013, by and among Caesars Entertainment Corporation, a Delaware corporation, Harrah’s BC, Inc., a Delaware corporation, Caesars Entertainment Operating Company, Inc., a Delaware corporation, Rio Properties, LLC, a Nevada limited liability company, and the Initial Member (the “Transaction Agreement”), the Initial Member has agreed to transfer all of the membership interests in the Company to the Member;

WHEREAS, upon the execution of this Agreement, the Initial Member shall withdraw as the sole member of the Company and the Member shall simultaneously be admitted as the new sole member of the Company; and

WHEREAS, pursuant to Section 17 of the Initial Operating Agreement, the Initial Member desires to amend and restate the Initial Operating Agreement in its entirety as set forth below.

NOW, THEREFORE, the Initial Member and the Member hereby agree as follows:

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1. Name of the Company. The name of the Company stated in the Certificate and the limited liability company governed by this Agreement is “CAESARS OCTAVIUS, LLC” or such other name as the Member may from time to time hereafter designate.

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Registered Office; Registered Agent.

(a) The principal office of the Company shall be One Caesars Palace Drive, Las Vegas, Nevada 89109, or such other place as the Member may determine from time to time. Any such additional offices as the Member may determine to establish shall be located at such place or places inside or outside the State of Delaware as the Member may designate from time to time.

(b) The registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

4. Membership Interests. The Member shall own 100% of the membership interests in the Company (the “Membership Interests”).

5. Admission. The Member is hereby deemed admitted as the Member of the Company upon its execution and delivery of this Agreement.

6. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

7. Distributions. Distributions shall be made to the Member at such times and in such amounts as determined by the Member.

8. Management of the Company. The Company shall be managed solely and exclusively by the Member. Subject to the below, the Member shall have the sole authority to bind the Company. The Member shall have sole discretion regarding the appointment, quantity, titles, duties, power and removal of all officers, authorized persons within the meaning of the Delaware Act (“Authorized Persons”) and agents of the Company, in each case, if any. For the avoidance of doubt, in addition to the appointment of the officers and Authorized Persons (if any), the Member shall have the right to expressly delegate to one or more persons, via power of attorney (general or limited), such powers and authorities with respect to the Company and the Member deemed necessary or desirable by the Member, in each case as further contained in any such power of attorney. Michael Cohen shall be an Authorized Person.

9. Execution of Contracts, Assignments, Certificates, etc.

(a) Jill Eaton, as an Authorized Person of the Company, has executed, delivered and filed the Certificate with the DE Secretary of State. Thereafter, Jill Eaton’s powers as an Authorized Person of the Company ceased.

(b) All contracts, agreements, endorsements, assignments, transfers, stock powers, certificates or other instruments shall be signed by the Member or, if applicable, an Authorized Person of the Company.

10. Limitations on Authority. The authority of the Member over the conduct of the business and affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Delaware Act.

11. Administrative Matters.

(a) The fiscal year of the Company for accounting and tax purposes shall begin on January 1 and end on December 31 of each year, except for the short taxable years in the years of the Company’s formation and termination and as otherwise required by the Internal Revenue Code of 1986, as amended from time to time.

(b) Proper and complete records and books of account of the business of the Company shall be maintained at the Company’s principal place of business. The Member acknowledges that the Company is intended to be classified and treated as a disregarded entity for income tax purposes. The Company’s books of account shall be maintained on a basis consistent with such treatment and on the same basis utilized in preparing the Company’s United States federal income tax return.

(c) The Member’s Membership Interest in the Company shall be uncertificated.

12. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member.

13. Indemnification. The Company shall, to the fullest extent authorized by the Delaware Act or otherwise permitted by law, indemnify and hold harmless the Member or each officer, Authorized Person and employee (in each case, if any) of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a Member, officer, Authorized Person or employee of the Company.

14. Dissolution.

(a) Subject to the provisions of Section 14(b), the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

(i) the written consent of the Member to such effect; or

(ii) the entry of a decree of judicial dissolution under §18-802 of the Delaware Act.

(b) Upon dissolution of the Company, the Company’s affairs shall be promptly wound up. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Member, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

15. Consents. Any action that may be taken by the Member at a meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Member.

16. Severability. If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

17. Amendments. Except as otherwise provided in this Agreement or in the Delaware Act, this Agreement may be amended only by the written consent of the Member to such effect.

18. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Member intends the provisions of the Delaware Act to be controlling as to any matters not set forth in this Agreement.

19. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns.

20. No Benefit of Creditors. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

* * * * *

IN WITNESS WHEREOF, the Initial Member and the Member have duly executed this Agreement effective as of the above stated date.

INITIAL MEMBER:

OCTAVIUS LINQ HOLDING CO., LLC

By:	Caesars Palace Realty Corp., its sole member

By:	/s/ ERIC HESSION
	Name:	Eric Hession
	Title:	Treasurer

MEMBER:

OCTAVIUS/LINQ INTERMEDIATE HOLDING, LLC

By:	/s/ ERIC HESSION
	Name:	Eric Hession
	Title:	Treasurer

Signature Page to Amended and Restated Operating Agreement of Caesars Octavius